Exhibit 4.10

[FORM OF] DISCOVERSERIES CLASS A(        -    ) NOTE

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER, ANY MASTER TRUST OR ANY SPECIAL PURPOSE ENTITY THAT ACTS AS A DEPOSITOR WITH RESPECT TO ANY MASTER TRUST OR THE ISSUER, OR JOIN IN ANY INSTITUTION AGAINST THE ISSUER, ANY MASTER TRUST OR ANY SPECIAL PURPOSE ENTITY THAT ACTS AS A DEPOSITOR WITH RESPECT TO ANY MASTER TRUST OR THE ISSUER, ANY RECEIVERSHIP, INSOLVENCY, BANKRUPTCY OR SIMILAR PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES, THE INDENTURE, ANY DERIVATIVE AGREEMENT, ANY SUPPLEMENTAL CREDIT ENHANCEMENT AGREEMENT AND ANY SUPPLEMENTAL LIQUIDITY AGREEMENT.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

REGISTERED	$	*
No.	CUSIP NO.

DISCOVER CARD EXECUTION NOTE TRUST

[Floating Rate] [    %] [Discount]

DISCOVERSERIES CLASS A(        -    ) NOTE

DISCOVER CARD EXECUTION NOTE TRUST, a statutory trust created under the laws of the State of Delaware (herein referred to as the “Issuer” or the “Note Issuance Trust”), for value received, hereby promises to pay to [CEDE & CO.], or registered assigns, subject to the following provisions, a principal sum of $[            ] payable on the [[                    ,         ] Payment Date (the “Expected Maturity Date”)], except as otherwise provided below or in the Indenture or the Indenture Supplement (as defined on the reverse hereof); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the [[                    ,         ] Payment Date (the “Legal Maturity Date”). [Interest will accrue on this Note at the rate of [Floating Rate] [    %]per annum, as more specifically set forth in the Class A(        -    ) Terms Document dated as of [            ], [            ] (the “Terms Document”), between the Issuer and U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), and shall be due and payable on each Interest Payment Date from and including the previous Interest Payment Date (or, in the case of the first Interest Payment Date for any Class A(        -    ) Notes, from and including the applicable Issuance Date) to but excluding such Interest Payment Date. Interest will be computed on the basis of [the actual number of days elapsed] [twelve 30-day months] and a 360-day year.] [Principal will accrete on this note at a rate of [    %] per annum, as more specifically set forth in the Terms Document.] Such principal of [and interest on] this Note shall be paid in the manner specified on the reverse hereof.

The principal [and interest] may be payable monthly, and may be payable earlier or later than the Expected Maturity Date, following an Event of Default or while an Early Redemption Event has occurred and is continuing. No principal or interest will be distributed on the Note following the distribution of proceeds of a Receivables Sale.

The principal of [and interest on] this Note [is] [are] payable in [such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts].

The Initial Dollar Principal Amount of the Class A(        -    ) Notes is $[            ].

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, Indenture Supplement or the Terms Document referred to on the reverse hereof, or be valid or obligatory for any purpose.

*	Denominations of $[100,000] and in integral multiples of $[1,000] in excess thereof.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

Date:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

US BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Date:

[REVERSE OF NOTE]

This Note is one of the Notes of a duly authorized issue of Notes of the Issuer, designated as its [Floating Rate’ [    %] [Discount] Class A(        -    ) DiscoverSeries Notes (herein called the “Class A(        -    ) Notes”), all issued under an Indenture dated as of July 26, 2007 (such Indenture, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, is herein called the “Indenture”), as supplemented by an Amended and Restated Indenture Supplement dated as of June 4, 2010 (such Indenture Supplement, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, is herein called the “Indenture Supplement”), between the Issuer and Indenture Trustee, which Indenture and Indenture Supplement are hereby referenced for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A(        -    ) Notes are subject to all terms of the Indenture, the Indenture Supplement and the Terms Document. All terms used in this Class A(        -    ) Note that are defined in the Indenture, the Indenture Supplement and the Terms Document shall have the meanings assigned to them in or pursuant to the Indenture, the Indenture Supplement and the Terms Document.

The Class B Notes, the Class C Notes and the Class D Notes of the DiscoverSeries and other tranches of Class A Notes of the DiscoverSeries will also be issued under the Indenture and the Indenture Supplement.

The Class A(        -    ) Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture and the Indenture Supplement.

Principal of the Class A(        -    ) Notes will be payable on the Expected Maturity Date in an amount described on the face hereof except as otherwise provided in the Indenture or the Indenture Supplement.

As described above, the entire unpaid principal amount of this Class A(        -    ) Note shall be due and payable on the Legal Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Class A(        -    ) Notes shall be due and payable on the date on which an Event of Default relating to the Class A(        -    ) Notes shall have occurred and be continuing and, except in the event of an insolvency related default, the Indenture Trustee or the Majority Holders of the applicable Series, Class or Tranche of Outstanding Dollar Principal Amount of the Outstanding Notes have declared the Class A(        -    ) Notes to be immediately due and payable in the manner provided in Section 702 of the Indenture; provided, however, that such acceleration of the entire unpaid principal amount of the Notes may be rescinded by the Majority Holders of such applicable Series, Class or Tranche of Notes.

On any day occurring on or after the date on which the aggregate Nominal Liquidation Amount of any Tranche of Notes is reduced to less than 5% of its highest Outstanding Dollar Principal Amount, the Depositor or any Affiliate thereof has the right, but not the obligation, to redeem such Tranche of Notes in whole but not in part, pursuant to Section 1202 of the Indenture. The redemption price will be an amount equal to the Outstanding Dollar Principal Amount of such Tranche, plus accrued, unpaid and additional interest or principal accreted and unpaid on such Tranche to but excluding the date of redemption.

Subject to the terms and conditions of the Indenture, the Beneficiary, on behalf of the Note Issuance Trust, may from time to time issue, or direct the Owner Trustee, on behalf of the Note Issuance Trust, to issue, one or more Series, Classes or Tranches of Notes.

On each Payment Date, the Paying Agent shall distribute to each Holder of Class A(        -    ) Notes of record on the related Record Date (except for the final distribution with respect to this Class A(        -    ) Note) such Holder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Class A Notes.

Payments of [interest on this Class A(        -    ) Note due and payable on each Payment Date, together with] any installment of principal, if any, to the extent not in full payment of this Class A(        -    ) Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Class A(        -    ) Note on the Note Register as of the close of business on each Record Date, except that with respect to Class A(        -    ) Notes registered on the Record Date in the name of the nominee of the clearing agency (initially, such nominee to be CEDE & CO.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class A(        -    ) Note be submitted for notation of payment. Any reduction in the principal amount of this Class A(        -    ) Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A(        -    ) Note and of any Class A(        -    ) Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A(        -    ) Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Class A(        -    ) Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of New York. On any payment of [interest or] principal being made, details of such payment shall be entered by the Indenture Trustee on behalf of the Issuer in Schedule A hereto.

As provided in the Indenture and subject to certain limitations set forth therein [and as set forth in the first legend on the face hereof], the transfer of this Class A(        -    ) Note may be registered on the Note Register upon surrender of this Class A(        -    ) Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require, and thereupon one or more new Class A(        -    ) Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A(        -    ) Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

To the fullest extent permitted by applicable law, each Noteholder or Note Owner, by acceptance of a Class A(        -    ) Note or, in the case of a Note Owner, a beneficial interest in a Class A(        -    ) Note, covenants and agrees that by accepting the benefits of the Indenture it will not at any time institute against the Issuer, any Master Trust or any special purpose entity that acts as a depositor with respect to any Master Trust or the Issuer, or join in any institution against the Issuer, any Master Trust or any special purpose entity that acts as a depositor with respect to any Master Trust or the Issuer of, any receivership, insolvency, bankruptcy or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture, any Derivative Agreement, any Supplemental Credit Enhancement Agreement and any Supplemental Liquidity Agreement.

Prior to the due presentment for registration of transfer of this Class A(        -    ) Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Class A(        -    ) Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A(        -    ) Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing not less than 66 2/3% of the Outstanding Dollar Principal Amount of each adversely affected Series, Class or Tranche of Notes. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Dollar Principal Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A(        -    ) Note shall be conclusive and binding upon such Holder and upon all future Holders of this Class A(        -    ) Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A(        -    ) Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Class A(        -    ) Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Class A(        -    ) Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

THIS CLASS A(        -    ) NOTE AND THE INDENTURE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.

No reference herein to the Indenture and no provision of this Class A(        -    ) Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of [and interest on] this Class A(        -    ) Note at the times, place, and rate, and in the coin or currency herein prescribed.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity). The Holder of this Class A(        -    ) Note by the acceptance hereof agrees that, except as expressly provided in the Indenture and the Indenture Supplement in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A(        -    ) Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*
Signature Guaranteed:

*	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

SCHEDULE A

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of payment by or on behalf of the Note Issuance Trust
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PART II

PRINCIPAL PAYMENTS

Principal Payment Date	Date of Payment	Total Amount of Principal Payable	Total Amount Paid	Confirmation of payment by or on behalf of the Note Issuance Trust
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